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[LETTERHEAD OF METRA HEALTH]


                                                                   Exhibit 10(x)

                                                                 October 2, 1995

Mr. Kennett L. Simmons
P.O. Box 28
Kents Store, Virginia  23084

                           RE:  CONSULTING AGREEMENT
                                --------------------

Dear Mr. Simmons:

          The Metrahealth Companies, Inc. (the "Company") considers it essential to the best interests of the Company that the Company continue to have your advice available to it on an advisory basis. In order to induce you to act as a consultant to the Company, the Company has offered, and you have accepted, the compensation set forth in this letter agreement (the "Agreement").

          1.   Services to be Provided.   You agree to provide up to 10 hours
per month of consulting services to the Company from time to time at the request of the Company, the scheduling of such time to be at your sole discretion; provided, that you shall not be required to devote any minimum amount of time to the performance of such services. It is within your sole discretion whether such services shall be performed in your home or at the Company's offices. Such consulting services shall consist of advising management of the Company with respect to general business matters, issues and strategies relating to the Company's business. You shall report to the Chief Executive Officer of the Company, or his successor or designee. The Company acknowledges and accepts that you provide or may provide consulting, management and other services to other companies, in addition to the consulting services provided hereunder. Except as provided in Sections 6 and 7, the Company agrees that you shall not be restricted in any manner whatsoever by this Agreement from providing services to any other person or entity and that the agreements set forth herein are entered into upon a non-exclusive basis.

          2. Compensation. You shall be paid consulting fees at a mutually agreed upon hourly rate for consulting services actually rendered hereunder. Such compensation shall be payable upon invoice from you. The Company shall promptly reimburse you

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for all reasonable expenses incurred by you in performing services pursuant to the terms hereof during the Term, provided you properly account therefor in accordance with Company policy as in effect from time to time and of which you are made aware. To the extent that you are required to travel on behalf of the Company, you shall be entitled to use first class accommodations.

          3. Term. The term of this Agreement shall be the period commencing on October 2, 1995 (the "Effective Date") and expiring on the January 31, 1998 (the "Term"), unless extended by agreement of the parties, or otherwise terminated pursuant to the provisions of this Agreement.

          4.   Termination.

          (a) The Company may terminate this Agreement for "Cause" which shall be defined as (1) unlawful act or acts intended by you to result directly or indirectly in your material gain or personal enrichment at the expense of the Company or any subsidiary, (2) material breach of any written employment, noncompetition, nondisclosure or other similar written agreement with the Company or any subsidiary, (3) material and knowing direct involvement in the failure of the Company or any subsidiary to comply with any material requirement of law which results in intended material financial harm to the Company or any subsidiary or (4) material breach of this Agreement.

               (b) The Executive may terminate this Agreement at any time by giving notice.

          5. Confidential Information. You agree that during and after the term of this Agreement, you shall keep confidential all confidential information and trade secrets of the Company, or any subsidiaries or affiliates of the Company and shall not disclose such information to any person without the prior approval of the Company, or use such information for any purpose other than in the course of fulfilling your duties pursuant to the Agreement. Upon termination of this Agreement, you shall return any documents, records, data, books or materials of or pertaining to the Company or its subsidiaries of affiliates in your possession or control and any of your work papers in your possession or control containing confidential information or trade secrets. The Company acknowledges that you already have substantial experience and expertise in the health insurance and managed health care business, and use of that experience and expertise in other employment will not be deemed a violation of this Agreement.

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          6.  Non-Competition.

          (a) You agree that during the term of this Agreement, you will not engage, directly or indirectly (whether as officer, director, employee, consultant or by ownership or otherwise) in a competitive business in the Company's market area.

          (b) Notwithstanding the foregoing, nothing in this Agreement shall prohibit or penalize the ownership by you of investments in shares of a competitive business that are registered under Section 12 of the Securities Exchange Act of 1934 and constitute, together with all such investments owned by any immediate family member of, affiliate of, or person acting in concert with, you, less than 5% of the outstanding registered investments in such business.
As used herein, the term "competitive business" means a business entity that markets health insurance, managed health care, health maintenance organizations, or the administration of health insurance programs, and the term "market area" means any state or possession in which the Company is engaged in business on the date of your termination of employment.

          7. Nonsolicitation. You agree that during the term of this Agreement, you will not (a) induce or attempt to induce, directly or indirectly, any of the Company's employees to terminate their employment with the Company nor (b) solicit the sale of any product or service that constitutes a competitive business to any entity which on the date of your termination of employment was purchasing (or with which substantial negotiations were then in progress for the purchase of) the Company's services or products.

          8. Return of Documents. Upon termination of your consultancy for any reason, you agree to return all documents and other property provided to you or prepared by you during your consultancy with the Company, including but not limited to, contracts, agreements, customer lists, business plans, books, records, notes and all copies thereof.

          9. Consultant's Independence and Discretion. (a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer and employee. By virtue of the relationship described herein your relationship to the Company during the Term of this Agreement shall only be that of an independent contractor and you shall perform all services pursuant to this Agreement as an independent contractor. You

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shall not provide any services under the Company's business name and shall not present yourself as an employee of the Company.

          (b) Subject only to such specific limitations as are contained in this Agreement, the manner, means, details or methods by which you perform your obligations under this Agreement shall be solely within your discretion. The Company shall not have the authority to, nor shall it, supervise, direct or control the manner, means, details or methods utilized by you to perform your obligations under this Agreement and nothing in this Agreement shall be construed to grant the Company any such authority.

          (c) The Company shall have no responsibility to you to withhold, and does not intend to withhold, any amounts from payments advanced to you on account of withholding taxes or other employment taxes.

          10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Virginia applicable to contracts made and to be wholly performed therein.

          11. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge shall be agreed to in writing and signed by you and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All descriptive headings in this Agreement are inserted for conve-

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nience only and shall be disregarded in construing or applying any provision of this Agreement.

          13. Successors; Binding Agreement. (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or its affiliates would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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          If you agree that this letter sets forth our agreement on the subject matter hereof, please sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                    Sincerely,




                                    By:   /s/ James M. Michener
                                       ------------------------
                                       Name:  James M. Michener
                                       Title: Secretary


Agreed to this 2nd day
of October, 1995

/s/ Kennett L. Simmons
- --------------------------
    Kennett L. Simmons

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